Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of United Western Bancorp, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Benjamin C. Hirsh, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 4, 2010
/s/ Benjamin C. Hirsh
Benjamin C. Hirsh
Chief Accounting Officer and
Interim Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)